EXHIBIT C
LETTER OF TRANSMITTAL
REGARDING
COMMON SHARES OF BENEFICIAL INTEREST
OF
HIGHLAND SPECIAL SITUATIONS FUND
TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED SEPTEMBER 22, 2010
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY, 4:00 P.M., EASTERN TIME,
ON OCTOBER 21, 2010, UNLESS THE OFFER IS EXTENDED
COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:
BY MAIL:
Regular Mail
Highland Funds
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9840
Providence, Rhode Island 02940-8040
Overnight Mail
Highland Funds
c/o BNY Mellon Investment Servicing (US) Inc.
101 Sabin Street
Pawtucket, Rhode Island 02860
BY FAX:
(508) 599-1849
(Attn: Monette Fastuca, BNY Mellon Investment Servicing (US) Inc.)

Highland Special Situations Fund
Ladies and Gentlemen:
The undersigned hereby tenders to Highland Special Situations Fund, a non-diversified, closed-end management investment company organized under the laws of the State of Delaware (the “Fund”), the common shares of beneficial interest, par value $0.001 per share (hereinafter the “Common Shares”), of the Fund or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated September 22, 2010 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). The undersigned acknowledges that if the Fund accepts the tender of all of the undersigned’s Common Shares or a portion thereof, the proceeds will be funded from one or more of the following sources: cash on hand; delivery of portfolio securities held by the Fund; or the proceeds of the sale of portfolio securities held by the Fund. The undersigned further acknowledges that although the Fund will seek to sell portfolio securities to decrease the amount of any proceeds to be paid in kind with portfolio securities, it currently expects that, assuming tender of 85.9% of the Fund’s outstanding Common Shares, a significant portion of distributions will be paid in kind. THE TENDER OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
The undersigned hereby sells to the Fund the Common Shares tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Common Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents reasonably necessary to complete the sale in accordance with the terms of the Offer, including to complete the transfer of portfolio securities in kind.
The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Common Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned’s Common Shares will be purchased.
The undersigned acknowledges that this Letter of Transmittal must be received by the Fund’s transfer agent, BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), BY MAIL or FAX in good order by 4:00 p.m., Eastern Time, on October 21, 2010, and that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of BNY Mellon to receive any Letter of Transmittal or other document.
A Medallion Signature Guarantee is required when you: (i) request a liquidation of over $100,000; (ii) request the payment of proceeds either to a payee other than the shareholder of record or at an address other than the address of record; (iii) request the payment of proceeds to an address of record that has been changed within the past 30 days; (iv) furnish new bank wire instructions; or (v) in certain other circumstances at the discretion of the Fund and BNY Mellon. The Fund will only accept signature guarantees from Medallion guarantors meeting the STAMP2000 requirements. Any transaction requiring a Medallion Signature Guarantee that is received on behalf of the Fund by BNY Mellon with a non-Medallion Signature Guarantee will be rejected.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Common Shares or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon. Any cash payment(s) of the purchase price for the Common Shares or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by transfer of the funds to the undersigned’s account on file with the Fund, or wired to the undersigned’s bank account designated in this Letter of Transmittal, as described in Section 7 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account.
Distributions of portfolio securities in kind in partial satisfaction of the Fund’s obligations under the promissory note will be made to the undersigned’s brokerage account previously provided to the Fund or to another account designated in this Letter of Transmittal, as described in Section 7 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that (a) the Fund will not be responsible for the costs of distributing portfolio securities, including any transaction expenses and fees and the costs associated with custodial services, which will be paid by the tendering common shareholder, and (b) tendering common shareholders receiving portfolio securities will be required to pay any transaction costs required to sell the portfolio securities and to ensure compliance with the Securities Act of 1933, as amended, or any applicable exemptions therefrom in connection with the subsequent sale.
The in kind distributions discussed above will be made in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. These exemptions apply to offers and sales of securities that do not involve a public offering. Certain portfolio securities have not been registered with, recommended by or approved by the U.S. Securities and Exchange Commission. Any representation to the contrary is a criminal offense in the United States. By submitting this Letter of Transmittal, the undersigned hereby represent that it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) and is aware that the Fund may rely on exemption from the registration requirements in reliance on Rule 144A.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.
IF YOU DO NOT WANT TO SELL YOUR COMMON SHARES AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND’S TENDER OFFER. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT BNY MELLON HAS RECEIVED YOUR DOCUMENTS.

PLEASE MAIL TO:
Regular Mail
Highland Funds
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9840
Providence, Rhode Island 02940-8040
Overnight Mail
Highland Funds
c/o BNY Mellon Investment Servicing (US) Inc.
101 Sabin Street
Pawtucket, Rhode Island 02860
OR

PLEASE FAX TO:	(508) 599-1849 (Attn: Monette Fastuca, BNY Mellon Investment Servicing (US) Inc.)
PART 1. NAME:

Name of Investor:

Address of Investor:

Phone Number:	Date:

Account Number:

E-mail Address for Confirmation of Receipt:
PART 2. AMOUNT OF COMMON SHARES TO BE TENDERED:
Please check one:
Highland Special Situations Fund
☐     All Common Shares
☐     Number of Common Shares:

PART 3. PAYMENT:
The promissory note for the purchase price will be held for you by BNY Mellon Investment Servicing (US) Inc., the Fund’s transfer agent.
CASH ACCOUNT INFORMATION
If cash payment(s) should be distributed to the wire instructions on file with the Fund, please check the following box. ☐
Otherwise, please provide the client name and account information to which cash payments will be distributed.

WIRE INSTRUCTIONS:	Institution:

ABA Number:

Account Number:

Account Name:

For Further Credit Name:

For Further Credit Account Number:

Reference Information: Highland Special Situations Fund
BROKERAGE ACCOUNT INFORMATION (for Distribution of Portfolio Securities In Kind)
If securities should be transferred to your brokerage account on file with the Fund, please check the following box. ☐
Otherwise, please provide the account information to which in kind payments will be transferred.

Broker Name:

Broker Contact:

Brokerage Account Name:

Brokerage Account Number:

Broker Security Settlement Instructions:

DTC Participant #:

FFC A/C #:

FFC A/C name:
[Signature Page Follows]

PART 4. SIGNATURE(S):

Signature (Signature of Investor(s) or Authorized Person(s) Exactly as Appeared on Subscription Agreement)	Signature (Signature of Investor(s) or Authorized Person(s) Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Signature (Signature of Investor(s) or Authorized Person(s) Exactly as Appeared on Subscription Agreement)	Signature (Signature of Investor(s) or Authorized Person(s) Exactly as Appeared on Subscription Agreement)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)
A Medallion Signature Guarantee is required when you: (i) request a liquidation of over $100,000; (ii) request the payment of proceeds either to a payee other than the shareholder of record or at an address other than the address of record; (iii) request the payment of proceeds to an address of record that has been changed within the past 30 days; (iv) furnish new bank wire instructions; or (v) in certain other circumstances at the discretion of the Fund and its transfer agent. The Fund will only accept signature guarantees from Medallion guarantors meeting the STAMP2000 requirements. Any transaction requiring a Medallion Signature Guarantee that is received on behalf of the Fund by BNY Mellon Investment Servicing (US) Inc., the Fund’s transfer agent, with a non-Medallion Signature Guarantee will be rejected.

Your Signature:	Date:
Medallion Signature Guarantee — Medallion stamp

[Exhibit (for US Shareholders) — Tax Form W-9]

[Exhibit (for non-US Shareholders) — Tax Form W-8BEN]

[Exhibit (for non-US Shareholders) — Tax Form W-8IMY]